EXHIBIT 99.1

NeuroMetrix Reports Q1 2010 Financial Results

WALTHAM, Mass.—(BUSINESS WIRE)—May 11, 2010—NeuroMetrix, Inc. (Nasdaq: NURO), a health care company transforming patient care through neurotechnology, today announced its financial results for the three months ended March 31, 2010.

Total revenues for the first quarter of 2010 were $3.7 million, compared with $6.8 million for the first quarter of 2009. Revenues in the quarter were comprised of 16% medical equipment sales and 84% consumables sales in comparison with 10% and 90%, respectively, for the first quarter of 2009. Medical equipment sales consist of nerve conduction testing devices (NC-stat® and ADVANCE™) and related modules, and service agreement revenues. Consumables sales include single use nerve-specific electrodes, EMG needles, and other accessories. Gross margin in the first quarter of 2010 was 64.1% of total revenues compared with 71.6% for the first quarter of 2009. Net loss for the first quarter of 2010 was $4.7 million, or $(0.20) per share. In comparison, net loss for the first quarter of 2009 was $1.2 million, or $(0.09) per share.

As previously discussed by the Company, recent changes in Medicare reimbursement coding for nerve conduction studies performed with pre-configured electrode arrays (CPT 95905) created downward pressure on revenues in the first quarter of 2010. First quarter highlights included:

•                  CPT 95905 was published in the 2010 Medicare physician’s fee schedule.  This reimbursement code provides clarity but generally results in lower reimbursement. The Company believes that the majority of Medicare fiscal intermediaries now cover medically appropriate nerve conduction studies billed using this CPT code.

•                  A uniform electrode price, consisting of increases in some electrodes and decreases in others, was implemented by the Company.  This resulted in an overall 12% reduction in electrode average selling price from the fourth quarter of 2009. Per-study electrode usage declined by 5.5% from the fourth quarter of 2009.

•                  Electrode sales in the fourth quarter of 2009 were 29% higher than customer electrode usage. Further, in the first quarter of 2010, the Company did not offer discounts on volume purchases of electrodes as it had done in the fourth quarter of 2009 and previously. The Company believes these two factors contributed to reduced electrode orders from its installed base of customers during the first quarter of 2010.

•                  The installed base of active accounts was 4,309 at the end of the quarter. This was a contraction of 4.1% from 4,493 accounts at the beginning of the quarter. The Company placed 86 new systems in the quarter, a 15% increase from the fourth quarter of 2009.

•                  Patient studies performed using NC-stat and ADVANCE devices were 36,529 in the first quarter. This was an increase of 2.5% from 35,649 studies in the preceding quarter.

•                  The Company continued implementation of its field clinical team which is focused on providing customers with on-site clinical support and education.

Shai N. Gozani, M.D., Ph.D., NeuroMetrix President & CEO commented: “We are now in the process of building our NC-stat business around the new reimbursement dynamics created by CPT 95905. Our focus continues to be on selling NC-stat into primary care and ADVANCE into specialist markets including orthopedics, neurology, and physical medicine and rehabilitation. The first quarter saw a step decrease in revenue related to anticipated and necessary changes in the business. However, we are encouraged that despite these substantial changes, our core operating metrics of patient studies and customer accounts were largely preserved. We believe we have an effective strategy in place but it may take several quarters to see meaningful trends emerge.”

Company to Host Live Conference Call and Webcast

NeuroMetrix management will host a conference call today, May 11, 2010 at 8:00 a.m., Eastern time, to discuss the Company’s financial results, business and financial developments, as well as other forward-looking information about the Company’s business. To access the call, dial 866-783-2144 (domestic), or 857-350-1603 (international). The confirmation code is 76170602. The call will also be webcast and will be accessible from the Company’s website at http://www.neurometrix.com under the “Investor Relations” tab. A replay of the conference call will be available for three months starting two hours after the call by dialing 888-286-8010 (domestic) or 617-801-6888 (international), and the confirmation code is 95135032.

About NeuroMetrix

NeuroMetrix is a science-based health care company transforming patient care through neurotechnology. To date, our focus has been primarily on the assessment of neuropathies. We are also developing devices and pharmaceutical agents to treat peripheral nerve and spinal cord injuries.  Neuropathies affect the peripheral nerves and parts of the spine and are frequently caused by or associated with carpal tunnel syndrome, diabetes, sciatica, and other clinical disorders. We market systems for the performance of nerve conduction studies and needle electromyography procedures. Our product pipeline includes a system designed to deliver pharmacologic agents such as anesthetics and corticosteroids in close proximity to nerves for regional anesthesia, pain control, and the treatment of focal neuropathies. For more information, visit http://www.neurometrix.com.

Safe Harbor Statement

The statements contained in this press release include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding NeuroMetrix’s or its management’s expectations, hopes, beliefs, intentions, or strategies regarding the future. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plan,” “hope” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this press release are based on NeuroMetrix’s current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting NeuroMetrix will be those that NeuroMetrix has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond NeuroMetrix’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include the factors described under the heading “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and any updates contained in subsequent  Quarterly Reports on Form 10-Q, as well as other documents that may be filed by NeuroMetrix from time to time with the Securities and Exchange Commission. NeuroMetrix is providing the information in this press release only as of the date hereof, and expressly disclaims any intent or obligation to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Source: NeuroMetrix, Inc.

Thomas T. Higgins

Chief Financial Officer

781-314-2761

neurometrix.ir@neurometrix.com

NeuroMetrix, Inc.

Condensed Statements of Operations

(Unaudited)

	Quarter Ended March 31,
	2010	2009

Revenues:
Medical equipment	$580,212	$698,969
Consumables	3,132,514	6,126,609
Total revenues	3,712,726	6,825,578
Cost of revenues	1,334,092	1,940,388
Gross margin	2,378,634	4,885,190
Operating expenses:
Research and development	1,674,481	1,321,762
Sales and marketing	3,271,274	2,520,514
General and administrative	2,134,579	2,332,090
Total operating expenses	7,080,334	6,174,366
Loss from operations	(4,701,700)	(1,289,176)
Interest income	19,989	72,671
Net loss	$(4,681,711)	$(1,216,505)

Per common share data, basic and diluted:
Net income (loss)	$(0.20)	$(0.09)

NeuroMetrix, Inc.

Condensed Balance Sheets

(Unaudited)

	March 31, 2010	December 31, 2009

Cash and investments	$25,787,785	$30,432,410
Accounts receivable, net	3,048,218	3,326,331
Inventories	4,978,525	4,559,607
Other current assets	639,514	537,490
Fixed assets, net	850,975	906,625
Intangibles and other assets	761,261	804,057
Total assets	$36,066,278	$40,566,520

Current liabilities	$4,248,969	$4,481,912
Noncurrent liabilities	323,387	374,737
Stockholders’ equity	31,493,922	35,709,871
Total liabilities and stockholders’ equity	$36,066,278	$40,566,520